UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2006

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this Item is incorporated by reference to the information set forth under Item 5.02 of this Current Report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)     On July 28, 2006, the Board of Directors of the Registrant elected John M. Boushy as President of the Registrant, to be effective on the first day of Mr. Boushy’s employment by the Registrant.
Mr. Boushy, age 51, has been Executive Vice President, Project Development and Design & Construction of Harrah’s Entertainment, Inc. (“Harrah’s”), which owns and operates casino-hotels and entertainment facilities, since February 2006. Prior thereto, he was Senior Vice President and Chief Integration Officer of Harrah’s from July 2004 to February 2006; Senior Vice President, Operations Products & Services of Harrah’s from February 2001 to July 2004; and Chief Information Officer of Harrah’s from February 2001 to January 2003. Mr. Boushy has been employed by Harrah’s or its former parent company, Holiday Corporation or The Promus Companies, in various capacities since 1979.
Also on July 28, 2006, the Registrant entered into an Executive Employment Agreement with Mr. Boushy (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Boushy is employed as President of the Registrant for a one-year term beginning on August 31, 2006, which will automatically be extended for successive one-year terms unless either party gives notice of non-renewal to the other party at least 60 days prior to the expiration of the then-current term. As President, Mr. Boushy will report directly to the Registrant’s Chairman and Chief Executive Officer and will have direct supervisory authority over the Registrant’s operations, finance, food and beverage, marketing, information technology, administration, entertainment, human resources and communications functions and shared direct supervisory authority over the Registrant’s procurement function.
Pursuant to the Employment Agreement, Mr. Boushy will receive a base salary at the annualized rate of $730,000, which will be reviewed at the end of each calendar year for possible increase in the discretion of the Compensation Committee of the Board of Directors. Mr. Boushy will also receive a one-time “sign-on” bonus of $328,125 within seven days following his commencement of employment and will be entitled to participate in the Registrant’s Annual Bonus Program for Corporate Senior Management in effect from time to time. His target bonus for the year ending December 31, 2006 will be equal to 100% of his weighted average base salary, with the actual bonus awarded ranging from 0% to 200% of his weighted average base salary, depending on the Registrant’s financial performance, Mr. Boushy’s merit performance and such other factors as the Compensation Committee may determine. The annual bonus for 2006 will be prorated based on the date of Mr. Boushy’s commencement of employment. Mr. Boushy will be entitled to participate in the Registrant’s benefit plans and programs applicable to similarly situated employees, including its non-qualified deferred compensation plan, 401(k) retirement plan, primary and supplemental executive medical plans and group term life and long-term disability insurance.

As provided in the Employment Agreement, on July 28, 2006, the Compensation Committee granted Mr. Boushy non-qualified stock options exercisable to purchase an aggregate of 420,000 shares of the Registrant’s common stock pursuant to the Registrant’s 1999 Stock Incentive Plan, as amended (the “Stock Incentive Plan”). One-half of these options will vest and become exercisable at the rate of 20% per year beginning on the day before the first anniversary of Mr. Boushy’s first day of employment, and the other one-half of the options (the “Three-Year Options”) will vest and become exercisable at the rate of one-third each on January 1, 2007, January 1, 2008 and January 1, 2009. The options have an exercise price of $18.585 per share, the fair market value of the Registrant’s common stock on the date of grant, and are exercisable for seven years from the grant date, subject to earlier termination in certain circumstances in accordance with the terms of the Stock Incentive Plan. Commencing in December 2006, Mr. Boushy will be eligible to receive annual stock option grants based on his position, salary level, merit bonus grade and other factors in accordance with the terms of the Registrant’s equity compensation program as in effect from time to time. The amount of the annual stock option grant for 2006 will be reduced by two-thirds based on the date of Mr. Boushy’s commencement of employment as provided in the equity compensation program. On July 28, 2006, the Compensation Committee also granted Mr. Boushy 95,876 restricted shares of the Registrant’s common stock pursuant to the Stock Incentive Plan, which will vest at the rate of one-third each on January 1, 2007, January 1, 2008 and January 1, 2009. Any dividends declared by the Board of Directors on the Registrant’s common stock will be reinvested on the dividend record date (based on the fair market value of the common stock on that date) in additional restricted shares having the same vesting date as the restricted shares to which the dividend is applicable.
The Employment Agreement provides that if the Registrant elects not to renew Mr. Boushy’s employment at the end of any annual term of the Employment Agreement or terminates his employment without cause (as defined in the Employment Agreement), or if Mr. Boushy terminates his employment for good reason (as defined in the Employment Agreement), Mr. Boushy will be entitled to receive a severance payment equal to two times his annual base salary in effect on the date of termination, which will be paid in equal installments over two years following termination at the same frequency as the Registrant’s regular payroll payments. Additionally, in that event, (i) the Registrant will provide, at its expense, COBRA continuation coverage (or, at the Registrant’s option, the economic equivalent thereof) for Mr. Boushy and his eligible dependents for 18 months under the Registrant’s primary and supplemental executive health plans, (ii) the Three-Year Options will continue to vest in accordance with their scheduled vesting during the two-year period following termination of employment (the “Severance Period”) and (iii) Mr. Boushy will have the right to exercise any or all of the vested Three-Year Options at any time during the Severance Period. “Good reason” will be deemed to exist if, among other events, (i) the Registrant appoints any person other than Craig H. Neilsen or Mr. Boushy as Chief Executive Officer during the first five years of Mr. Boushy’s employment or (ii) the Registrant fails to appoint Mr. Boushy as Chief Executive Officer by the fifth anniversary of the commencement of his employment (each, a “CEO Event”). If Mr. Boushy elects to terminate his employment for good reason as the result of the occurrence of a CEO Event, in addition to his other compensation and rights described above, (i) all of his then-unvested stock options and restricted shares granted on July 28, 2006 will immediately vest on the date of termination of employment, (ii) any other stock options or restricted shares that Mr. Boushy has been granted (including annual stock option grants) will continue to vest in accordance with their scheduled vesting during the Severance Period, (iii) Mr. Boushy will have the right to exercise any or all of his vested stock options at any time during the Severance Period and (iv) if the date of termination of employment is after June 30 of any calendar year (other than 2006), Mr. Boushy will be eligible to receive a prorated cash bonus for such partial year pursuant to the Annual Bonus Program for Corporate Senior Management.
In the event of a change in control of the Registrant (as defined in the Employment Agreement), Mr. Boushy will receive a cash payment equal to two times his annual base salary in effect at the time of the change in control, without regard to his continued employment or termination of employment by the Registrant, and if within 12 months following a change in control, Mr. Boushy’s employment is terminated by the Registrant without cause, or by Mr. Boushy for good reason, Mr. Boushy will receive an additional payment equal to his annual base salary in effect at the time of his termination or immediately preceding the change in control, whichever is greater, as well as the COBRA continuation coverage described above for a period of 18 months.
The Employment Agreement includes a covenant by Mr. Boushy not to compete during the term of his employment and for a period of 12 months thereafter, regardless of the reason for the termination of employment. Subject to certain specific exceptions relating to the Las Vegas market, the covenant not to compete applies to competitive activities within a 50-mile radius of any location at which the Registrant or one of its affiliates operates a casino or has publicly announced in good faith an intention to operate a casino.
The foregoing is only a summary of the principal terms of the Employment Agreement and is qualified in its entirety by reference to the text of the entire Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report. A copy of the Restricted Stock Agreement that governs the terms of the restricted shares granted to Mr. Boushy is filed as Exhibit 10.2 to this Current Report.
Also on July 28, 2006, the Registrant entered into an Indemnification Agreement with Mr. Boushy in the standard form approved by the Board of Directors. The Indemnification Agreement requires the Registrant, among other things, to indemnify Mr. Boushy against certain liabilities that may arise by reason of his status or service as an officer or director (other than liabilities arising from actions involving intentional misconduct, fraud or a knowing violation of law), to advance his expenses incurred as a result of a proceeding as to which he may be indemnified and to cover him under any directors’ and officers’ liability insurance policy maintained by the Registrant. The Indemnification Agreement is independent of indemnification rights under the Registrant’s Bylaws and is irrevocable.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Executive Employment Agreement, dated as of July 28, 2006, between the Registrant and John M. Boushy.

10.2	Restricted Stock Agreement, dated July 28, 2006, between the Registrant and John M. Boushy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
August 2, 2006	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Executive Employment Agreement, dated as of July 28, 2006, between the Registrant and John M. Boushy.

10.2	Restricted Stock Agreement, dated July 28, 2006, between the Registrant and John M. Boushy.